SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 13, 2003

Humatech, Inc.
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	O-28557 (Commission File Number)	36-3559839 (I.R.S. Employer Identification No.)

1959 South Val Vista Drive Suite 130 Mesa, Arizona 85204 (Address of principal executive offices) (zip code)

(480) 813-8484 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

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Item 5.        Other Events

On October 13, 2003, David Williams ("Williams"), the President, CEO, and a Director of Humatech, entered into an Assignment of Promissory Note and Consent Thereto (the "Agreement"), whereby Williams acquired from a third party a promissory note issued by Humatech in the principal amount of $336,000.00 (the "HUMT Note").

Subsequent to his acquisition of the HUMT Note, Williams offset the principal amount of the HUMT Note against officer advances, repaid to Humatech $95,000 in officer advances, and effectuated a previously agreed-upon conversion of $845,000.00 in accrued and unpaid salary into 4,225,000 shares of Humatech restricted common stock.

In an unrelated transaction, J.D. Rottweiler, Secretary, Chief Financial Officer, and a Director of Humatech, converted $694,731.55 in accrued and unpaid salary into 3,473,658 shares of Humatech restricted common stock.

EXHIBITS

Item No.	Description

10.1*	Assignment of Promissory Note and Consent Thereto

      *  Portions of the exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2003	Humatech, Inc.,
an Illinois corporation

/s/ David G. Williams

By: David G. Williams
Its: President

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